UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2018

Redfin Corporation
(Exact name of registrant as specific in its charter)

Delaware	001-38160	74-3064240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (206) 576-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.02 Results of Operations and Financial Condition.

On July 16, 2018, Redfin Corporation filed a Registration Statement on Form S-1 in connection with its proposed public offerings of common stock and convertible senior notes. The prospectus for each offering contains estimated preliminary financial results and other key business metrics for the three months ended June 30, 2018, and with respect to certain other key business metrics, for the two months ended May 31, 2018. These estimated preliminary financial results and key business metrics are provided below.

The ranges presented below are based on the information available to us at this time. We have provided ranges, rather than specific amounts, because these results are preliminary. As such, our actual results may vary from the estimated preliminary results presented here and will not be finalized until after the filing of this report. We have not identified any unusual or unique events or trends that occurred during the period that we believe will materially affect these estimates.

This data has been prepared by, and is the responsibility of, Redfin's management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended June 30,
	2017	2018
		(estimated)
	(unaudited, in thousands)
		Low	High
Selected Financial Data
Real estate revenue	$100,658	$130,500	$130,800
Other revenue(1)	4,277	11,600	11,700
Revenue(1)	104,935	142,100	142,500
Gross profit(2)	36,960	44,900	45,200
Operating expenses(2)	32,688	43,050	42,750
Net income(2)	4,304	2,600	3,200
____________________
(1)    Includes revenue from Redfin Now.
(2)    Includes depreciation and amortization, and stock-based compensation.

	Three Months Ended June 30,
	2017	2018
		(estimated)
	(unaudited, in thousands)
		Low	High
Supplemental Financial Data
Revenue from Redfin Now	$1,981	$8,980	$8,980
Depreciation and amortization	1,634	1,925	1,875
Stock-based compensation	2,638	5,000	4,800

	Three Months Ended June 30,
	2017	2018
		(estimated)
	(unaudited)
		Low	High
Key Business Metrics
Monthly average visitors (in thousands)	24,400	28,777	28,777
Real estate transactions:
Brokerage	10,221	12,950	12,960
Partner	2,874	3,270	3,280
Total	13,095	16,220	16,240

In the three months ended June 30, 2018, we estimate that real estate revenue increased between $29.8 million and $30.1 million, or 30%, as compared to real estate revenue in the same period in 2017. In the three months ended June 30, 2018, we estimate that other revenue, which includes an estimated $9.0 million related to Redfin Now, increased between $7.3 million and $7.4 million, or 171% to 174%, as compared to other revenue in the same period in 2017.

	Two Months Ended May 31,
	2017	2018
Key Business Metrics
Aggregate home value of real estate transactions (in millions)	$3,661	$4,939
U.S. market share by value	0.63%	0.82%

To calculate U.S. market share by value, we use market information as reported by The National Association of REALTORS®. As of July 16, 2018, that information has not been published for the month ended June 30, 2018. Accordingly, we are providing results through May 31, 2018, the latest data that is available to us as of July 16, 2018.

Special Note Regarding Forward-Looking Statements
The preliminary financial results and other key business metrics for the three months ended June 30, 2018 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under Part I. Item 1A. “Risk Factors” and Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2017, and under Part I. Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part II. Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.
Item 7.01 Regulation FD Disclosure.

On July 16, 2018, Redfin Corporation issued a press release announcing its proposed public offerings of common stock and convertible senior notes. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated July 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: July 16, 2018	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer